EXHIBIT 21.1   SUBSIDIARIES OF THE REGISTRANT



                                               Jurisdiction of     % of Voting
                                               Incorporation or    Securities
Name of Corporation                              Organization         Held

Amcorp, Inc.                                   Delaware                 100%
  The Amalgamated Sugar Company                Utah                     100
    DRC Leasing Company                        Idaho                    100

Valcor, Inc.                                   Delaware                 100
  Medite Corporation                           Delaware                 100
    Medford International Holdings             Republic of Ireland      100
      Medite of Europe Limited                 Republic of Ireland      100
    Medite Timber Acquisitions Corporation     Delaware                 100
  National Cabinet Lock, Inc.                  Delaware                 100
    Waterloo Furniture Components Limited      Canada                   100
      National Cabinet Lock of Canada Inc.     Canada                   100
  Sybra, Inc.                                  Michigan                 100

Other wholly-owned
  Valmont Insurance Company                    Vermont                  100
    New England Insurance Services Company     Vermont                  100
  Impex Realty Holding, Inc.                   Delaware                 100
  Medco FSC, Inc.                              U.S. Virgin Islands      100

NL Industries, Inc. (1)                        New Jersey                53




(1) Subsidiaries of NL are incorporated by reference to Exhibit 21.1 of NL's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-640).